CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                               STAR E MEDIA CORP.

          (Pursuant to NRS 78.385 and 78.390 - after issuance of stock)


     The undersigned being the President and Secretary of Star E Media Corp., a Nevada Corporation, hereby certify that by unanimous vote of the Board of Directors and a majority vote of the stockholders obtained on April 3, 2002, it was voted that this Certificate of Amendment of Articles of Incorporation be filed.

     The undersigned further certify that ARTICLE "FOUR" of the Articles of Incorporation, originally filed on February 23, 1999, and as amended, are amended to read as follows:

ARTICLE  "FOUR"  is  hereby  amended  to  read  as  follows:

     "The total authorized capital stock of the Corporation shall consist of 100,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of Preferred Stock, $0.001 par value.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Nevada. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     The undersigned hereby certify that they have on this 3rd day of April, 2002 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.


                              _______________________________
                              E.G. Abbadessa, President


                              _______________________________
                              Gabriel Nassar, Secretary